UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2006

FULL HOUSE RESORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32583	13-3391527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road, Suite 190

Las Vegas, Nevada 89147

(Address of principal executive office)

Registrant’s telephone number, including area code: (702) 221-7800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 6, 2006, Full House Resorts, Inc. (the “Company”), and the James R Peters Family Trust, entered into a Stock Purchase Agreement under which the Company will acquire all of the outstanding shares of Stockman’s Casino, Inc. for $25.5 million. An adjustment to the purchase price could occur if the operation exceeds certain financial targets during the 12 months prior to closing. The closing of the transaction is expected to occur later this year and is subject to the receipt of regulatory approvals.

The Stock Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure

On April 10, 2006, the Company issued a press release announcing the agreement described above. A copy of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	The following exhibits are being furnished herewith:

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated April 6, 2006, between Full House Resorts, Inc. and the James R. Peters Family Trust.

99.1	Press release issued by the Company on April 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.

Date: April 10, 2006	By:	/s/ Andre M. Hilliou
Name: Andre M. Hilliou Title: Chief Executive Officer